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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report July 21, 1998
                 (Date of earliest event reported: July 6, 1998)

                                   VERIO INC.

             (Exact name of registrant as specified in its charter)

            Delaware                       0-24219                         84-1339720
(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification No.)
         incorporation)

  8005 South Chester Street, Suite 200, Englewood,            Colorado 80112
      (Address of Principal Executive Offices)                  (Zip Code)

                                 (303) 645-1900
              (Registrant's telephone number, including area code)

                                 Not applicable.
          (Former name or former address, if changed since last report)




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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 6, 1998, the Registrant completed the acquisition of NTX, Inc., a California corporation d/b/a TABNet ("TABNet"). The acquisition was completed pursuant to a Securities Purchase and Cancellation Agreement, dated as of July 6, 1998 (the "Agreement"), pursuant to which the Registrant purchased from seven individuals all of the outstanding shares of capital stock of, and all rights to acquire capital stock or other equity interests in, TABNet. The total amount of funds required by the Registrant to purchase the shares and rights pursuant to the terms of the Agreement consists of (i) initial cash payments, made on July 6, 1998, in the aggregate amount of $45,500,000 plus (ii) additional amounts of up to a maximum of $43,200,000, if any, contingent upon TABNet meeting certain financial performance goals for the period from June 1, 1998 through December 31, 1998 (as described in more detail below). Of the initial $45,500,000 initial payment, $10,500,000 was deposited into escrow to secure the indemnification obligations to the Registrant of the selling stockholders and the rightsholders in respect of representations, warranties, covenants and certain other matters set forth in the Agreement.

         The Registrant used funds available as part of its existing cash resources in order to fund the initial payment. The Registrant currently has sufficient cash resources to fund the remaining contingent purchase price payments if and to the extent they become payable. If the Registrant uses such cash for other purposes prior to any contingent purchase price payments becoming payable, the Registrant might be required to secure additional financing in order to fund such payments. Such additional financing might be raised through the issuance of debt or equity securities, borrowings under bank or other credit facilities or through the proceeds from other sources of financing.

         Under the Agreement, the Registrant may be required to make the additional purchase price payments of up to a total of $43,200,000, contingent upon TABNet's achieving specified aggregate recurring revenue and aggregate EBITDA levels during the period from June 1, 1998 through December 31, 1998 (the "Earnout Period"). TABNet recorded recurring revenues of approximately $433,000, and EBITDA of approximately $133,000, for the month of May 1998, reflecting an average month-over-month growth rate in recurring revenues of approximately 12 percent per month and in EBITDA of approximately 7 percent per month for the first five months of 1998. The maximum contingent payment amount of $43,200,000 will be payable only if TABNet records aggregate recurring revenue of at least $12,900,000, and aggregate EBITDA of at least $4,800,000, during the Earnout Period. This would require that TABNet achieve, during the Earnout Period, both
(i) average month-over-month growth in recurring revenue of approximately 37 percent and (ii) average month-over-month growth in EBITDA of approximately 42 percent. In order to receive any portion of the contingent purchase price, TABNet must record aggregate recurring revenue of at least $5,500,000 (reflecting average month-over-month growth of at least 15 percent), or aggregate EBITDA of at least $2,000,000 (reflecting average month-over-month growth of at least 20 percent), during the Earnout Period. At those minimum growth levels, the total additional payments would be $5,400,000, if only one of such criteria is met, or $10,800,000, if both such criteria are met, with the amount of the additional payments increasing if and to the extent that either TABNet's recurring revenue or EBITDA growth exceeds the respective minimum level. In order to receive contingent purchase price payments in excess of $27,000,000, TABNet must achieve both an aggregate recurring revenue threshold of at least $9,200,000 (reflecting average month-over-month growth of at least 28 percent) and an aggregate EBITDA threshold of at least $3,400,000 (reflecting average month-over-month growth of at least 33 percent) during the Earnout Period, with the amount of the additional payments increasing, up to the maximum of $43,200,000, if and to the extent that TABNet's recurring revenue or EBITDA exceeds the respective threshold.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

         The acquisition described in Item 2 of this Form 8-K will be accounted for as a purchase. It is impractical to provide the required audited financial statements at the time of the filing of this Form 8-K. Audited financial statements will be filed as an amendment to this Form 8-K under cover of Form 8 as soon as practicable but not later than September 21, 1998.

         (b)  Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the time of the filing of this Form 8-K. Pro forma financial information will be filed as an amendment to this Form 8-K under cover of Form 8 as soon as practicable but not later than September 21, 1998.

         (c)  Exhibits.

         Not applicable.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     VERIO INC.

                                                 By: /s/ Justin L. Jaschke
                                                     -------------------------
                                                     Justin L. Jaschke
                                                     Chief Executive Officer

Dated:    July 21, 1998


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